EXHIBIT 99
                                          NEWS RELEASE
                                          NASDAQ SYMBOL:   WAYN
__________________________________________RELEASE DATE:    JANUARY 29, 2004
WAYNE SAVINGS BANCSHARES, INC.            CONTACT PERSON:  CHARLES F. FINN
ANNOUNCES QUARTERLY EARNINGS                               CHAIRMAN AND CEO
AND STOCK REPURCHASE PROGRAM                               MICHAEL C. ANDERSON
                                                           EVP/CFO
                                                           (330) 264-5767




                              FOR IMMEDIATE RELEASE
                              ---------------------

     WOOSTER, OHIO - Wayne Savings Bancshares, Inc., (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank, reported net earnings of $1,904,000, or $.51 per diluted share for the nine month period ended December 31, 2003. This represented a slight increase over net earnings of $1,900,000, or $.50 per diluted share reported in the same nine month period last year. Net interest income increased $243,000 and other income increased $317,000, which was partially offset by an increase of $654,000 in general and administrative expense.

     For the quarter ended December 31, 2003, net earnings amounted to $560,000, or $.15 per diluted share, compared to net earnings of $739,000, or $.19 per diluted share reported in the prior year quarter. Net interest income decreased $125,000 in the December 31, 2003 quarter, other income increased $22,000, and general and administrative expense increased $208,000.

     According to Charles Finn, Chairman and CEO, net earnings were down in this fiscal year's third quarter primarily because the Company was unable to continue net interest income growth in the current economic environment. "As with most community banks," he stated, "the large volume of mortgage loan refinancing prompted by record low interest rates has had the effect of lowering asset yields."

     Finn continued, "Wayne Savings has chosen to shorten investment maturities rather than reaching for higher yields by extending maturities. As a result, management believes the Company is well-positioned to take advantage of a rising rate environment, when and if this occurs." He added, "However, the squeezing of the net interest margin will present challenges to generating earnings growth over the next several quarters."

     It was also announced that the Company's Board of Directors has authorized the repurchase of up to 195,365 shares, or 5%, of the Company's outstanding

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shares of  common  stock.  Repurchases  will be made from time to time as market
conditions  warrant,  through  open-market  purchases,   unsolicited  negotiated
transactions, or in such other manner deemed appropriate by management.

     In regards to the recently announced signing of the definitive agreement to acquire Stebbins Bancshares, Inc. and its national bank subsidiary, Stebbins National Bank of Creston, Ohio, Chairman Finn reported that all required applications have been filed with the regulatory agencies. Regulatory approval and the closing of the transaction is anticipated to take place in April 2004. Following the legal closing and the merging of operations, Stebbins Bank will operate as a branch of Wayne Savings Community Bank.

     At December 31, 2003, Wayne Savings Bancshares, Inc. reported total assets of $372.0 million, total deposits of $294.4 million, and stockholders' equity of $44.4 million, resulting in a capital-to-assets ratio of 11.92%. Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares Inc., has ten full-service banking locations in Wayne, Holmes, Ashland, Medina and Stark counties, Ohio.

     This press release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company's pricing, products and services.

                                       2

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


                         WAYNE SAVINGS BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CONDITION
                  (Dollars in thousands, except per share data)
                                                                                       December 31,     March 31,
                                                                                           2003            2003
                                                                                       (Unaudited)
ASSETS

Cash, cash equivalents, & investment securities                                        $    52,108      $  53,337
--------------------------------------------------------------------------------
Mortgage-backed securities, net (1)                                                         88,999         76,002
--------------------------------------------------------------------------------
Loans receivable, net (1)                                                                  208,745        228,373
--------------------------------------------------------------------------------
Federal Home Loan Bank stock                                                                 4,164          4,041
--------------------------------------------------------------------------------
Office premises & equipment, net                                                             8,748          8,818
--------------------------------------------------------------------------------
Real estate acquired through foreclosure                                                       167             0
--------------------------------------------------------------------------------
Other assets                                                                                 9,033          8,420
--------------------------------------------------------------------------------       ------------     -----------
          TOTAL  ASSETS                                                                $   371,964      $ 378,991
--------------------------------------------------------------------------------       ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposit accounts                                                                       $   294,363      $ 300,931
--------------------------------------------------------------------------------
Advances from Federal Home Loan Bank                                                        30,000         30,000
--------------------------------------------------------------------------------
Advances by borrowers for taxes & insurance                                                  1,151            712
--------------------------------------------------------------------------------
Accounts payable on mortgage loans serviced for others                                          68            130
--------------------------------------------------------------------------------
Other liabilities                                                                            2,030          2,555
--------------------------------------------------------------------------------       ------------     -----------
          TOTAL LIABILITIES                                                                327,612        334,328
--------------------------------------------------------------------------------

Common stock (3,907,318 and 3,888,795 shares of $.10 par value issued
--------------------------------------------------------------------------------
    at December 31, 2003 and March 31, 2003 respectively)                                      391            389
--------------------------------------------------------------------------------
Additional paid-in capital                                                                  34,365         34,208
--------------------------------------------------------------------------------
Retained earnings                                                                           12,373         11,830
--------------------------------------------------------------------------------
Less required contributions for shares acquired by Employee Stock Ownership Plan/MRP        (1,495)        (1,612)
--------------------------------------------------------------------------------
Shares acquired by Management Recognition Plan                                              (1,142)            0
--------------------------------------------------------------------------------
Accumulated other comprehensive loss                                                          (140)          (152)
--------------------------------------------------------------------------------       ------------     -----------
          TOTAL STOCKHOLDERS' EQUITY                                                        44,352         44,663
--------------------------------------------------------------------------------       ------------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $   371,964      $ 378,991
--------------------------------------------------------------------------------       ============     ===========

(1)  Includes available for sale classifications.


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



                                     WAYNE SAVINGS BANCSHARES, INC
                                       CONSOLIDATED STATEMENTS OF EARNINGS
                                      (Dollars in Thousands -- unaudited)


                                                                Three Months Ended             Nine Months Ended
                                                                   December 31,                   December 31,
                                                                2003           2002          2003          2002
                                                            -----------    -----------    -----------    ------------

Interest income                                             $     4,362    $     5,056    $    13,586    $     14,982
.........................................................
Interest expense                                                  1,736          2,305          5,464           7,103
.........................................................    -----------    -----------    -----------    ------------
     Net interest income                                          2,626          2,751          8,122           7,879
.........................................................
Provision for losses on loans                                         0             37             63              75
.........................................................    -----------    -----------    -----------    ------------
     Net interest income after provision for loan losses          2,626          2,714          8,059           7,804
.........................................................
Other income                                                        490            468          1,479           1,162
.........................................................
General, administrative, and other expense                        2,315          2,107          6,798           6,144
.........................................................    -----------    -----------    -----------    ------------
Earnings  before federal income taxes                               801          1,075          2,740           2,822
.........................................................
Federal income taxes                                                241            336            836             922
.........................................................    -----------    -----------    -----------    ------------
     Net earnings                                           $       560    $       739    $     1,904    $      1,900
.........................................................    ===========    ===========    ===========    ============

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


                         WAYNE SAVINGS BANCSHARES, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
            (Dollars in thousands, except per share data--unaudited)

                                                  For the Three Months
                                                   ended December 31,
                                             -------------------------------
                                                       2003            2002
                                             ---------------      ----------

Quarterly Results
----------------------------------------
Net Interest Income                                  $2,626          $2,751
----------------------------------------
Net Earnings                                           $560            $739
----------------------------------------
Earnings Per Share:
----------------------------------------
   Basic                                               0.15            0.19
----------------------------------------
   Diluted                                             0.15            0.19
----------------------------------------
Return on Average Assets (Annualized)                   .60%            .82%
---------------------------------------------



                                                     For the Nine Months
                                                      ended December 31,
                                             -------------------------------
                                                       2003            2002
                                             ---------------      ----------

Year to Date Results
----------------------------------------
Net Interest Income                                  $8,122          $7,879
Net Earnings                                         $1,904          $1,900
----------------------------------------
Earnings Per Share:
----------------------------------------
   Basic                                               0.51            0.50
----------------------------------------
   Diluted                                             0.51            0.50
----------------------------------------
Return on Average Assets (Annualized)                  .68%            .71%
---------------------------------------------



                                                 December 31,     March 31,
                                                       2003            2003
                                             ---------------      ----------

End of Period Data
----------------------------------------
Total Assets                                       $371,964        $378,991
----------------------------------------
Stockholders' Equity to Total Assets                 11.92%          11.78%
----------------------------------------
